UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 28, 2006
National Home Health Care Corp.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0-12927		22-2981141
(Commission File Number)		(IRS Employer Identification No.)
700 White Plains Road, Suite 275 Scarsdale, New York		10583
(Address of Principal Executive Offices)		(Zip Code)
(914) 722-9000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A.	Merger Agreement

        On November 28, 2006, National Home Health Care Corp., a Delaware corporation (the “Company” or the “Surviving Corporation”), AG Home Health Acquisition Corp., a Delaware corporation (the “Acquisition Corp”), and AG Home Health LLC, a Delaware limited liability company (the “Parent”) entered into an Agreement and Plan of Merger, dated November 28, 2006 (the “Merger Agreement”), pursuant to which and subject to the conditions set forth therein, the Acquisition Corp will merge with and into the Company, with the Company continuing as the surviving corporation under the laws of the State of Delaware. The Parent is an affiliate of Angelo, Gordon & Co.

        At the effective time and as a result of the merger, except as otherwise provided in the Contribution Agreement (described below), each share of the Company’s common stock, par value $.001 per share (each a “Common Share”) issued and outstanding immediately prior to the effective time will be cancelled, extinguished and converted into the right to receive either of the following per share amounts, payable in cash (the “Merger Consideration”): (i) $11.35 per share if the adjusted EBITDA of the Company (calculated in accordance with the Merger Agreement) for the EBITDA Period (as defined in the Merger Agreement) is equal to or greater than $7,900,000 but less than $8,150,000, or (ii) $11.50 per share if the EBITDA of the Company for the EBITDA Period is equal to or greater than $8,150,000.

        At the effective time of the merger, all options issued under the Company’s Stock Option Plans shall be converted into the right to receive a cash payment equal to the product of (i) the total number of Common Shares otherwise issuable upon exercise of such option and (ii) the amount, if any, by which the Merger Consideration per Common Share exceeds the applicable exercise price per Common Share of such option.

        Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (1) approval of the Merger Agreement by the stockholders of the Company, (2) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (3) other regulatory approvals, including healthcare regulatory approvals, (4) an adjusted EBITDA of the Company for the EBITDA Period of at least $7,900,000, (5) the absence of a material adverse change in the Company and (6) the amendment of the lease for the Company’s Queens, New York facility. The landlord to this lease is 175-20 Hillside Avenue Associates, which is a company that is controlled by Frederick Fialkow, the Chairman of the Company’s Board of Directors and the holder of approximately 36% of the Company’s outstanding common stock. The amendment of this lease will, among other things, extend the term of the lease for an additional 5 years (with two additional five year renewal options) and during such five year period, the yearly rent will be subject to a 3% increase per year. Subject to the satisfaction of the conditions to closing, it is anticipated that the merger will be consummated during the Company’s fourth fiscal quarter ending July 31, 2007.

        The Merger Agreement contains customary representations and warranties by the Company, the Acquisition Corp and the Parent. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and similar matters. Nothing in the Merger Agreement, however, prevents the Company from furnishing information to, or engaging in discussions or negotiations with, any person that offers the Company a Superior Proposal (as defined by the Merger Agreement), or from accepting a Superior Proposal, which in either such case the board of directors of the Company, upon the recommendation of the special committee of the board of directors, determines in good faith (after consultation with independent legal counsel) that such action is necessary for the board to comply with its fiduciary duties to the Company’s shareholders. If the Company accepts a Superior Proposal, however, it must pay the Parent and Acquisition Corp a break-up fee of $2,300,000 plus the lesser of (i) the aggregate amount of Parent’s and Acquisition Corp’s Expenses (as defined in the Merger Agreement) and (ii) $1,250,000.

        The Merger Agreement may be terminated by any of the parties if there is any law that prohibits the consummation of the merger; if a governmental order is issued that prohibits the consummation of the merger or the payment of the Merger Consideration; if the Company’s shareholders do not approve the Merger Agreement; or if the merger is not consummated before September 1, 2007. The Parent or Acquisition Corp may terminate the

Merger Agreement if, among other things, any of its closing conditions are incapable of being satisfied; if the Company materially breaches any of its representations, warranties or agreements in the Merger Agreement; or if the Company’s board or its special committee withdraws or adversely modifies its favorable recommendation of the Merger Agreement, or fails to recommend against any Acquisition Proposal (as defined in the Merger Agreement), or fails to call its shareholder meeting or mail its proxy statement to its shareholders within 15 days after clearance from the SEC. The Company may terminate the Merger Agreement if, among other things, any of its closing conditions are incapable of being satisfied; if the Parent or Acquisition Corp materially breaches any of its representations, warranties or agreements in the Merger Agreement; or if the Company complies with its covenants in the Merger Agreement and an Acquisition Proposal constitutes a Superior Proposal.

        The Merger Agreement is included as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Acquisition Corp or the Parent. As described above, the Merger Agreement contains representations and warranties of each of the Company, Acquisition Corp and Parent made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations or warranties as characterizations of the actual state of facts at the time they were made or otherwise.

        On November 28, 2006, the Company issued a press release announcing that it, the Acquisition Corp and the Parent had entered into the Merger Agreement. This press release is attached to this report as Exhibit 99.1.

B.	Contribution Agreement.

        Frederick Fialkow, the Chairman of the Company’s Board of Directors and the holder of approximately 36% of the Company’s outstanding common stock, has entered into a Contribution Agreement dated as of November 28, 2006 with the Company, Acquisition Corp and Parent (the “Contribution Agreement”), pursuant to which he has agreed to contribute to the Company, immediately prior to the effective time of the merger, a number of Common Shares equal to eight million dollars ($8,000,000) divided by the Merger Consideration, in exchange for the Company’s Promissory Note payable on the sixty sixth (66) month after the effective time of the merger bearing interest at eight percent (8%) per annum. The Contribution Agreement is included as Exhibit 10.2 and is incorporated herein by reference.

C.	Voting Agreement

        Bernard Levine, M.D. and Frederick Fialkow (the “Principal Shareholders”) entered into a Voting Agreement dated as of November 28, 2006 with Parent and Acquisition Corp (the “Voting Agreement”) pursuant to which the Principal Shareholders have each agreed to vote for and to grant irrevocable proxies to Acquisition Corp’s designees for the purpose of voting all of the Principal Shareholders’ aggregate shares (approximately 49.4% of the outstanding shares of the Company) in favor of the Merger Agreement and the transactions contemplated thereby and against any alternative proposals or Frustrating Transactions (as defined by the Voting Agreement) in accordance with the provisions set forth therein. If the Company accepts a Superior Proposal, however, the Principal Shareholders will not be bound by the Voting Agreement. The Voting Agreement is included as Exhibit 10.3 and is incorporated herein by reference.

D.	Employment Agreements

    (i)        Steven Fialkow has entered into an Employment Agreement dated as of November 28, 2006 with the Company which is to become effective upon the effective time of the merger (the “Fialkow Employment Agreement”), which sets forth the terms and conditions under which Mr. Fialkow will be employed by the Company as President, Chief Executive Officer and Secretary upon the effective time of the merger. Mr. Fialkow will receive for his services base compensation of five hundred twenty five thousand ($525,000) dollars per annum, adjusted annually by a CPI Price Increase (as defined by the Fialkow Employment Agreement); an annual bonus, subject to meeting certain EBITDA performance goals described the Fialkow Employment Agreement; an interest in the Parent equal to six and one half (6.5%) percent of the future profits of the Company, after a preferred return payable upon contributed cash capital; and certain other employee benefits as described further therein. The Fialkow Employment Agreement will terminate five years from the effective time of the merger unless terminated earlier for, among other things, failure to meet the annual EBITDA requirements under the Fialkow Employment Agreement. In the Fialkow Employment Agreement, Mr. Fialkow has agreed that amounts which would have been payable under his existing contract upon a Change in Control (as defined in his existing employment agreement) had he left the Company for any reason will not be payable unless he is terminated under certain prescribed circumstances or a Change of Control (as defined in the Fialkow Employment Agreement) occurs. The Fialkow Employment Agreement is included as Exhibit 10.4 and is incorporated herein by reference.

    (ii)        Robert Heller has entered into an Employment Agreement dated as of November 28, 2006 with the Company which is to become effective upon the effective time of the merger (the “Heller Employment Agreement”), which sets forth the terms and conditions under which Mr. Heller will be employed by the Company as Executive Vice President of Finance, Chief Financial Officer and Treasurer upon the effective time of the merger. Mr. Heller will receive for his services base compensation of two hundred fifty five thousand ($255,000) dollars per annum, adjusted annually by a CPI Price Increase (as defined by the Heller Employment Agreement); an annual bonus, subject to meeting certain EBITDA performance goals described in the Heller Employment Agreement; an interest in the Parent equal to three (3%) percent of the future profits of the Company, after a preferred return payable upon contributed cash capital; and certain other employee benefits as further described therein. The Heller Employment Agreement will terminate five years from the effective time of the merger, unless terminated earlier for, among other things, failure to meet the annual EBITDA requirements under the Fialkow Employment Agreement. In the Heller Employment Agreement, Mr. Heller has agreed that amounts which would have been payable under his existing contract upon a Change in Control (as defined in his existing employment agreement) had he left the Company for any reason will not be payable unless he is terminated under certain prescribed circumstances or a Change of Control (as defined in the Heller Employment Agreement) occurs. The Heller Employment Agreement is included as Exhibit 10.5 and is incorporated herein by reference.

E.	Consulting Agreement

        Frederick Fialkow has entered into a Consulting Agreement, dated as of November 28, 2006 with the Company which is to become effective upon the effective time of the merger (the “Consulting Agreement”), pursuant to which, as of the effective time of the merger, Mr. Fialkow will provide certain consulting and other related services to the Company in accordance with the terms and conditions contained therein. As compensation for his services, Mr. Fialkow shall receive, among other things, an annual consulting fee of one hundred thousand ($100,000) dollars (payable in equal quarterly installments and subject to certain EBITDA performance conditions as further described in the Consulting Agreement), and certain employee benefits not to exceed twenty five thousand ($25,000) dollars in any calendar year and certain other perquisites currently received by him. The Consulting Agreement is included as Exhibit 10.6 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Agreement and Plan of Merger, dated November 28, 2006, by and among National Home Health Care Corp., AG Home Health Acquisition Corp. and AG Home Health LLC (certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request)

10.2	Contribution Agreement, dated as of November 28, 2006, by and among Frederick Fialkow, the Company, the Parent and Acquisition Corp

10.3	Voting Agreement, dated as of November 28, 2006, by and between Bernard Levine, M.D., Frederick Fialkow, AG Home Health Acquisition Corp. and AG Home Health LLC

10.4	Employment Agreement, dated as of November 28, 2006, by and between the Company and Steven Fialkow

10.5	Employment Agreement, dated as of November 28, 2006, by and between the Company and Robert Heller

10.6	Consulting Agreement, dated as of November 28, 2006, by and between the Company and Frederick Fialkow

99.1	Press Release of the Company issued on November 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006	National Home Health Care Corp. By: /s/ Robert Heller Name: Robert Heller Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Name

10.1	Agreement and Plan of Merger, dated November 28, 2006, by and among National Home Health Care Corp., AG Home Health Acquisition Corp. and AG Home Health LLC

10.2	Contribution Agreement, dated as of November 28, 2006, by and among Frederick Fialkow, the Company, the Parent and Acquisition Corp

10.3	Voting Agreement, dated as of November 28, 2006, by and between Bernard Levine, M.D., Frederick Fialkow, AG Home Health Acquisition Corp. and AG Home Health LLC

10.4	Employment Agreement, dated as of November 28, 2006, by and between the Company and Steven Fialkow

10.5	Employment Agreement, dated as of November 28, 2006, by and between the Company and Robert Heller

10.6	Consulting Agreement, dated as of November 28, 2006, by and between the Company and Frederick Fialkow

99.1	Press Release of the Company issued on November 28, 2006